U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Patriot Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-32919	86-0947048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3651 Lindell Road, Suite D165
Las Vegas, Nevada 89103
(Address of principal executive offices)
_______________________________

2012 Stock Option Plan
(Full Title of the Plan)

Patriot Gold Corp.
3651 Lindell Road, Suite D165
Las Vegas, Nevada 89103

866-998-4223
(Telephone number, including area code, of agent for service)
________________________
Copy to:

William E. Cooper, Esq.
9630 Clayton Rd.
St. Louis, Mo. 63124
314-581-4091

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, no par value	3,900,000(1)	$.034(2)	$132,600	$15.20(3)

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock which become issuable under the employee benefit plan described herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended.

(3)
The proposed maximum offering price and registration fee are based upon the sum obtained by adding (i)   the product of 3,900,000    shares    of common stock registered hereby under the 2012 Stock Option Plan multiplied by $0.034 (the average of the high and low sales prices per share of common stock, as reported on the Over-the-Counter Bulletin Board on July 16, 2012, which is within five days of the filing of this registration statement.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

In accordance with the Note to Part I of Form S-8, the information specified by Part I of S-8 has been omitted from this Registration Statement on Form S-8.      Such information will be sent or given to participants in the employee benefit plan described herein as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).      Although such documents are not being filed with the Securities and Exchange Commission, they constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

Patriot Gold Corp. (the “Company”) hereby states that (i) the documents listed below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

(a)
 The registrant's latest annual report filed pursuant to Section   13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule   424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 31, 2011; and
(c)
The description of the securities contained in the registrant's registration statements on Form S-1 filed with the SEC on June 25, 2001 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the filing of a post-effective amendment to this Registration Statement which indicated that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the document enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities.

Not Applicable

Item 5.      Interests of Named Experts and Counsel.

   Not Applicable

Item 6.      Indemnification of Directors and Officers

Article Six of the Company's  Articles of Incorporation  entitle any present and future  director or executive  officer to be  indemnified  and held harmless from any action, suit or proceeding, whether civil, criminal, administrative or investigative,  by  reason  of the fact  that he,  or a person of whom he is the legal representative, is or was a director or officer of the corporation, to the fullest extent legally permissible under the laws of the State of Nevada.

The Nevada Revised Statutes allow us to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.  Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation.  A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel;  or by opinion of  independent  legal counsel in the event a quorum of directors  who were not a party to such action, suit, or proceeding does not exist.

The  expenses of officers  and  directors  incurred in defending a civil or criminal action,  suit or proceeding may be paid by us as they are incurred and in advance of the final  disposition of the action,  suit or proceeding,  if and only if the officer or director undertakes to repay said expenses to us if it is ultimately  determined  by a  court  of  competent  jurisdiction  that he is not entitled to be indemnified by us.

The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer's or director's acts or omission involved intentional misconduct,  fraud or a knowing violation of the law and was material to the cause of action.

Article Six of the our  Articles  of  Incorporation  and  Article V of our By-Laws entitle any director or executive  officer to be  indemnified  and held harmless  from  any  action,  suit  or  proceeding,   whether  civil,  criminal, administrative or  investigative,  by reason of the fact that he, or a person of whom he is the legal  representative,  is or was a  director  or  officer of the corporation,  to the fullest  extent legally  permissible  under the laws of the State of Nevada.

The Nevada  Revised  Statutes  allow a company to indemnify  our  officers, directors,  employees,  and agents from any  threatened,  pending,  or completed action,  suit,  or  proceeding,  whether  civil,  criminal,  administrative,  or investigative,  except under  certain  circumstances.  Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation.  A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel;  or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

It is the position of the Securities and Exchange Commission ("Commission") that indemnification against  liabilities for violations under the federal securities laws, rules and regulations is against public policy.  See paragraph 3 of Item 9 below.

Item 7.      Exemption from Registration Claimed

Not Applicable.

Item 8.      Exhibits

3.1	Articles of Incorporation*
3.2	Amendment to Articles of Incorporation**
3.3	Bylaws*
4.1	Patriot Gold Corp. 2012 Stock Option Plan**
4.2	Form of Stock Option Agreement**
5.1	Opinion of William E. Cooper, Esq. as to the legality of the securities being registered**
23.1	Consent of William E. Cooper, Esq. (included in Exhibit 5.1)**
23.2	Consent of Independent Registered Public Accounting Firm **
24.1	Power of Attorney (Contained on the signature page of this Registration Statement)

* Previously filed with the Company’s Registration Statement on Form 10SB-12G on June 25, 2001.
**   Filed herewith

Item 9.      Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section   13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on July 20, 2012.

By:	/s/ Robert Coale
Robert Coale, President, Chief Executive Officer, Secretary and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Coale with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that his substitute, may do or choose to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Robert Coale Robert Coale	President, Chief Executive Officer, Secretary, Treasurer and Director	July 20, 2012

/s/ Dennis Lance Dennis Lance	Director	July 20, 2012

/s/ Jared Beebe Jared Beebe	Director	July 20, 2012

/s/ Karl Boltz Karl Boltz	Director	July 20, 2012